Exhibit 99.1

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CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

heather@gregoryfca.com

PREIT Reports Second Quarter 2022 Results

Total Core Mall Leased Space Strong at 95.0%

Core Mall Sales Per Square Foot Reached $605 in June, up 12.2% compared to 2019

Average Renewal Spreads were 2.3% for the Six Months Ended June 30th

Core Mall Total Occupancy Increased 480 Basis Points to 93.8%

Philadelphia, August 9, 2022 - PREIT (NYSE: PEI) today reported results for the three and six months ended June 30, 2022. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended June 30,		Six Months Ended June 30,
(per share amounts)	2022	2021	2022	2021
Net loss - basic and diluted	$(3.32)	$(6.04)	$(10.72)	$(15.60)
FFO	$1.72	$1.51	$1.51	$(0.59)
FFO, as adjusted	$1.71	$0.48	$0.83	$(1.81)

“It has been a busy and very productive quarter. In the face of an evolving economic backdrop, our team continues to deliver strong results, bringing new tenants to the portfolio and executing on asset sales." said Joseph F. Coradino, Chairman and CEO of PREIT. “We continue to drive the quality of our properties, raise capital through asset sales and pay down debt, improving the balance sheet and setting the stage for the anticipated exercise of our credit facility extension."

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Same Store NOI, excluding lease termination revenue, increased 3.6% for the six months ended June 30,2022 compared to the six months ended June 30, 2021 driven by increased occupancy and rental revenue.
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Same Store NOI, excluding lease termination revenue, decreased 5.7% for the three months ended June 30, 2022 compared to the three months ended June 30, 2021.
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The primary driver of the decrease relative to prior year quarter was the recognition of bad debt recoveries that positively impacted the quarter ended June 30, 2021.

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Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 480 basis points to 93.8% compared to the second quarter 2021. Core Mall Non-anchor Occupancy eclipsed 90%, improving 450 basis points to 90.5% compared to the second quarter of 2021.
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Total Core Mall leased space, at 95.0%, exceeds occupied space by 120 basis points, and core mall non-anchor leased space, at 92.3%, exceeds occupied space by 180 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
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For the rolling 12 month period ended June 30, 2022, core mall comparable sales grew to $605 per square foot.
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Average renewal spreads for the six months ended June 30, 2022 were 2.3%.
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Two new trustees were elected to the Company's Board of Trustees.
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The Company made notable advances in its capital-raising efforts. As part of its debt reduction plan, the Company has applied asset sale proceeds and excess cash from operations to pay down debt by $82 million during the six months ended June 30, 2022. The Company currently has over $65 million in purchase and sales agreements executed, and has several others in the final stages of negotiation for a total of over $200 million of potential incremental asset sales pending.

Leasing and Redevelopment

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297,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of $5.9 million.
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Construction has started on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD.
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A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience, and is expected to open in the third quarter 2022.
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Phoenix Theatres at Woodland Mall, occupying 47,000 square feet, opened in April 2022.
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At Moorestown Mall, Cooper University Healthcare has started construction on its facility that is expected to open in the second half of 2023. The sale of land for multi-family development was completed in June 2022. Construction is expected to begin on this project in August 2022 with initial occupancy anticipated in fall 2024.
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Landlord work is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023.
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Leases are executed for 10 stores within the portfolio with expanding retailers Rose & Remington, BoxLunch and Lovisa.

Primary Factors Affecting Financial Results for the Three Months Ended June 30, 2022 and 2021

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Net loss attributable to PREIT common shareholders was $17.6 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $3.32 per basic and diluted share for the three months ended June 30, 2022, compared to net loss attributable to PREIT common shareholders of $31.4 million, or $6.04 per basic and diluted share for the three months ended June 30, 2021.
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Funds from Operations increased in the three months ended June 30, 2022 compared to the prior year period due primarily to a gain of $8.8 million from the sale of our Moorestown multifamily land parcel and a decrease in general and administrative expenses offset by lower NOI, including lease termination revenue.

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Same Store NOI, including lease terminations, decreased by $4.4 million, or 8.3% due primarily to lower lease termination revenue and lower rental income compared to the same quarter last year as a result of accounting treatment for abatements that positively impacted the 2021 quarter partially offset by increases in minimum rent and percentage rent.
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FFO for the three months ended June 30, 2022 was $1.72 per diluted share and OP Unit compared to $1.51 per diluted share and OP Unit for the three months ended June 30, 2021.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and six months ended June 30, 2022 and 2021 is included on page 15.

Liquidity and Financing Activities

As of June 30, 2022, the Company had $113.9 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $127.6 million.

Asset Dispositions

Multifamily Land Parcels: During the quarter, the Company closed on the sale of land for 375 residential units at Moorestown Mall for approximately $12 million. The Company has executed agreements of sale for land parcels for anticipated multi-family development at three properties. One parcel is being re-marketed and the parcel at Exton Square Mall is included in the $28.8 million purchase price.

Hotel Parcels: The Company has an executed purchase and sale agreement for the sale of a parcel for hotel development at Springfield Town Center for $2.7 million.

Other Parcels: In February, we completed the redemption of preferred equity issued as part of the sale of our New Garden land parcel. In connection with this settlement, we received approximately $2.5 million. The Company expects to close on the sale of an anchor box at Valley View Mall for $2.6 million in the second half of the year. In July, the Company executed an amended purchase and sale agreement for the sale of Exton Square Mall for $28.8 million, which is expected to close in the second half of the year. In April, we executed a purchase and sale agreement for the sale of the former Sears TBA location at Moorestown Mall for $3.35 million. In May, we executed a purchase and sales agreement for the sale of 11 outparcels for $32.5 million. The sale of 3 parcels for over $5 million has been completed at this time.

2022 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Tuesday August 9, 2022, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

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PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2022 and 2021, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, gain or loss on sale of preferred equity interest, gain or loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

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We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, insurance recoveries (net), provision for employee separation expense, project costs and other expenses, interest expense, reorganization expenses, impairment of assets, equity in loss or income of partnerships, gain on extinguishment of debt, gain or loss on sales of real estate and gain or loss on sale of preferred equity interest.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Unconsolidated Properties and Proportionate Financial Information

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties,” we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

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Core Properties include all operating retail properties except for Exton Square Mall. Core Malls exclude Exton Square Mall and power centers.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

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the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
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our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
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the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruptions and also have and may continue to exacerbate many of the risks listed herein;
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changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
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changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
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our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
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our ability to maintain and increase property occupancy, sales and rental rates;
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increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
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the effects of online shopping and other uses of technology on our retail tenants;
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risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
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social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
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our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
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potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
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our substantial debt, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;
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our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and

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potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2021 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands of dollars)	2022	2021	2022	2021
REVENUE:
Real estate revenue:
Lease revenue	$66,652	$68,112	$130,092	$128,020
Expense reimbursements	4,215	3,887	8,359	7,786
Other real estate revenue	2,191	1,957	3,801	3,428
Total real estate revenue	73,058	73,956	142,252	139,234
Other income	69	162	310	288
Total revenue	73,127	74,118	142,562	139,522
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,075)	(25,661)	(53,947)	(53,492)
Utilities	(3,528)	(2,860)	(7,089)	(5,824)
Other property operating expenses	(2,199)	(2,244)	(4,339)	(4,608)
Total property operating expenses	(31,802)	(30,765)	(65,375)	(63,924)
Depreciation and amortization	(28,382)	(29,686)	(57,492)	(59,525)
General and administrative expenses	(9,744)	(13,535)	(21,227)	(25,366)
Provision for employee separation expenses	85	(149)	1	(240)
Insurance recoveries, net	—	670	—	670
Project costs and other expenses	(19)	(77)	(79)	(179)
Total operating expenses	(69,862)	(73,542)	(144,172)	(148,564)
Interest expense, net	(32,601)	(31,978)	(63,992)	(62,709)
Gain on debt extinguishment, net	—	4,587	—	4,587
Impairment of assets	—	(1,302)	—	(1,302)
Reorganization expenses	—	(69)	—	(267)
Total expenses	(102,463)	(102,304)	(208,164)	(208,255)
Equity in (loss) income of partnerships	(1,188)	2,433	(1,583)	(1,000)
Gain (loss) on sales of interests in real estate	1,701	(974)	1,701	(974)
Gain on sale of equity method investment	9,053	—	9,053	—
Gain on sales of real estate by equity method investee	—	1,347	—	1,347
Gain on sales of non operating real estate	8,755	—	8,755	—
Gain on sale of preferred equity interest	—	—	3,688	—
Net loss	(11,015)	(25,380)	(43,988)	(69,360)
Less: net loss attributable to noncontrolling interest	225	783	729	2,017
Net loss attributable to PREIT	(10,790)	(24,597)	(43,259)	(67,343)
Less: preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss attributable to PREIT common shareholders	$(17,634)	$(31,441)	$(56,947)	$(81,031)

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net loss	$(11,015)	$(25,380)	$(43,988)	$(69,360)
Noncontrolling interest	225	783	729	2,017
Preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss used to calculate loss per share—basic and diluted	$(17,634)	$(31,441)	$(56,947)	$(81,031)
Basic and diluted loss per share:	$(3.32)	$(6.04)	$(10.72)	$(15.60)

(in thousands of shares)
Weighted average shares outstanding—basic	5,317	5,210	5,311	5,193
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,317	5,210	5,311	5,193

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands of dollars)	2022	2021	2022	2021
Comprehensive loss:
Net loss	$(11,015)	$(25,380)	$(43,988)	$(69,360)
Unrealized gain (loss) on derivatives	3,612	2,668	9,419	5,269
Amortization of settled swaps	5	2	5	5
Total comprehensive loss	(7,398)	(22,710)	(34,564)	(64,086)
Less: comprehensive loss attributable to noncontrolling interest	179	718	610	1,888
Comprehensive loss attributable to PREIT	$(7,219)	$(21,992)	$(33,954)	$(62,198)

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net loss	$(11,015)	$(25,380)	$(43,988)	$(69,360)
Depreciation and amortization on real estate:
Consolidated properties	28,078	29,349	56,876	58,840
PREIT’s share of equity method investments	2,973	2,974	5,995	6,162
(Gain) loss on sales of interests in real estate	(1,701)	974	(1,701)	974
Gain on sale of equity method investment	(9,053)	-	(9,053)	-
Gain on sales of real estate by equity method investee	-	(1,347)	-	(1,347)
Impairment of assets:
Consolidated properties	-	1,302	-	1,302
PREIT’s share of equity method investments	-	265	-	265
Funds from operations attributable to common shareholders and OP Unit holders	9,282	8,137	8,129	(3,164)
Insurance recoveries, net	-	(670)	-	(670)
Provision for employee separation expenses	(85)	149	(1)	240
Gain on hedge ineffectiveness	-	(494)	-	(1,797)
Gain on debt extinguishment, net	-	(4,587)	-	(4,587)
Gain on sale of preferred equity interest	-	-	(3,688)	-
Reorganization expenses	-	69	-	267
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$9,197	$2,604	$4,440	$(9,711)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$1.72	$1.51	$1.51	$(0.59)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$1.71	$0.48	$0.83	$(1.81)

(in thousands of shares)
Weighted average number of shares outstanding	5,317	5,210	5,311	5,193
Weighted average effect of full conversion of OP Units	69	132	69	132
Effect of common share equivalents	-	61	-	53
Total weighted average shares outstanding, including OP Units	5,386	5,403	5,380	5,378

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NOI for the three and six months ended June 30, 2022 and 2021:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$41,469	$42,617	$(1,148)	(2.7%)	$(213)	$574	$41,256	$43,191
NOI attributable to equity method investments, at ownership share	7,275	10,544	(3,269)	(31.0%)	560	658	7,835	11,202
Total NOI	48,744	53,161	(4,417)	(8.3%)	347	1,232	49,091	54,393
Less: lease termination revenue	1,551	3,135	(1,584)	(50.5%)	41	-	1,592	3,135
Total NOI excluding lease termination revenue	$47,193	$50,026	$(2,833)	(5.7%)	$306	$1,232	$47,499	$51,258

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$77,591	$75,323	$2,268	3.0%	$(713)	$(13)	$76,878	$75,310
NOI attributable to equity method investments, at ownership share	15,102	15,020	82	0.5%	1,162	1,225	16,264	16,245
Total NOI	92,693	90,343	2,350	2.6%	449	1,212	93,142	91,555
Less: lease termination revenue	2,345	3,170	(825)	-26.0%	49	-	2,394	3,170
Total NOI excluding lease termination revenue	$90,348	$87,173	$3,175	3.6%	$400	$1,212	$90,748	$88,385

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three and six months ended June 30, 2022 and 2021.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2022	2021	2022	2021
Net loss	$(11,015)	$(25,380)	$(43,988)	$(69,360)
Other income	(69)	(162)	(310)	(288)
Depreciation and amortization	28,382	29,686	57,492	59,525
General and administrative expenses	9,744	13,535	21,227	25,366
Insurance recoveries, net	-	(670)	-	(670)
Provision for employee separation expense	(85)	149	(1)	240
Project costs and other expenses	19	77	79	179
Interest expense, net	32,601	31,978	63,992	62,709
Impairment of assets	-	1,302	-	1,302
Gain on debt extinguishment, net	-	(4,587)	-	(4,587)
Reorganization expenses	-	69	-	267
Equity in loss (income) of partnerships	1,188	(2,433)	1,583	1,000
(Gain) loss on sales of interests in real estate	(1,701)	974	(1,701)	974
Gain on sale of equity method investment	(9,053)	-	(9,053)	-
Gain on sales of real estate by equity method investee	-	(1,347)	-	(1,347)
Gain on sale of preferred equity interest	-	-	(3,688)	-
Gain on sales of non operating real estate	(8,755)	-	(8,755)	-
NOI from consolidated properties	41,256	43,191	76,877	75,310
Less: Non Same Store NOI of consolidated properties	(213)	575	(713)	(13)
Same Store NOI from consolidated properties	41,469	42,617	77,590	75,323
Less: Same Store lease termination revenue	1,491	623	1,499	658
Same Store NOI excluding lease termination revenue	$39,978	$41,994	$76,091	$72,153

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles equity in (loss) income of partnerships to NOI of equity method investments at ownership share for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Equity in loss of partnerships	$(1,188)	$2,433	$(1,583)	$(1,000)
Depreciation and amortization	2,973	2,974	5,995	6,162
Impairment of assets	-	265	-	265
Interest and other expenses	6,050	5,531	11,852	10,818
Net operating income from equity method investments at ownership share	7,835	11,203	16,264	16,245
Less: Non Same Store NOI from equity method investments at ownership share	560	658	1,162	1,225
Same Store NOI of equity method investments at ownership share	7,275	10,545	15,102	15,020
Less: Same Store lease termination revenue	62	2,512	854	2,512
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,213	$8,033	$14,248	$12,508

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

(in thousands, except per share amounts)	June 30, 2022	December 31, 2021
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,113,836	$3,156,194
Construction in progress	45,472	45,828
Land held for development	4,339	4,339
Total investments in real estate	3,163,647	3,206,361
Accumulated depreciation	(1,443,004)	(1,405,260)
Net investments in real estate	1,720,643	1,801,101
INVESTMENTS IN PARTNERSHIPS, at equity:	7,967	16,525
OTHER ASSETS:
Cash and cash equivalents	24,008	43,852
Tenant and other receivables, net	32,173	42,501
Intangible assets, net	9,378	10,054
Deferred costs and other assets, net	93,198	128,923
Assets held for sale	41,304	8,780
Total assets	$1,928,671	$2,051,736
LIABILITIES:
Mortgage loans payable, net	$808,644	$851,283
Term Loans, net	968,871	959,137
Revolving Facility	16,078	54,549
Tenants’ deposits and deferred rent	9,322	10,180
Distributions in excess of partnership investments	72,680	71,570
Fair value of derivative liabilities	-	8,427
Accrued expenses and other liabilities	74,941	89,543
Total liabilities	1,950,536	2,044,689
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $98,971 and $95,791 at June 30, 2022 and December 31, 2021, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $197,340 and $191,130 at June 30, 2022 and December 31, 2021, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $142,188 and $137,891 at June 30, 2022 and December 31, 2021, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,369 and 5,347 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	5,369	5,347
Capital contributed in excess of par	1,857,496	1,851,866
Accumulated other comprehensive loss	475	(8,830)
Distributions in excess of net income	(1,875,634)	(1,832,375)
Total equity—Pennsylvania Real Estate Investment Trust	(12,140)	16,162
Noncontrolling interest	(9,725)	(9,115)
Total equity (deficit)	(21,865)	7,047
Total liabilities and equity	$1,928,671	$2,051,736

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

Changes in Funds from Operations for the three and six months ended June 30, 2022 as compared to the three and six months ended June 30, 2021 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended June 30, 2022	Per Diluted Share and OP Unit	Six Months Ended June 30, 2022	Per Diluted Share and OP Unit
Funds from Operations, as adjusted June 30, 2021	$8,137	$0.10	$(3,164)	$(0.04)

Changes - Q2 2021 to Q2 2022

Contribution from anchor replacements and new box tenants	528	0.10	834	0.16
Impact from bankruptcies	(17)	(0.01)	13	-
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,425)	(0.27)	250	0.05
Lease termination revenue	867	0.16	841	0.16
Credit losses	(1,502)	(0.28)	(328)	(0.06)
Other	401	0.07	658	0.12
Same Store NOI from unconsolidated properties	(3,269)	(0.61)	82	0.02
Same Store NOI	(4,417)	(0.83)	2,350	0.45
Non Same Store NOI	(884)	(0.17)	(15,738)	(2.92)
General and administrative expenses	3,791	0.70	4,139	0.77
Capitalization of leasing costs	48	0.01	76	0.02
Other	3,703	0.69	19,143	3.55
Interest expense, net	(1,181)	(0.22)	(2,366)	(0.44)
Increase in weighted average shares	-	-
Funds from Operations, as adjusted June 30, 2022	9,197	1.71	4,440	0.83
Provision for employee separation expense	85	0.01	1	-
Gain on sale of preferred equity interest	-	-	3,688	0.68
Funds from Operations, June 30, 2022	$9,282	$1.72	$8,129	$1.51